Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2018

BOSTON, MA (February 13, 2019) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2018.

“In the fourth quarter Brightcove continued to execute on the strategic priorities it has targeted to generate stronger, more consistent revenue growth and profitability. The Company has accomplished much in 2018 and is in a far stronger position to achieve its long-term objectives than when we entered the year,” said Jeff Ray, Brightcove’s chief executive officer.

Ray added, “Brightcove enters 2019 with a clear market focus, a robust product development pipeline and a new go-to-market strategy focused on driving faster sales velocity. Our clear leadership in a dynamic, fast-growing, multi-billion dollar marketplace provides ample opportunity for the company to be successful.”

Fourth Quarter 2018 Financial Highlights:

•

Revenue for the fourth quarter of 2018 was $40.9 million, an increase of 2% compared to $40.1 million for the fourth quarter of 2017. Subscription and support revenue was $37.8 million, an increase of 2% compared to $36.9 million for the fourth quarter of 2017.

•

Gross profit for the fourth quarter of 2018 was $24.4 million, representing a gross margin of 60% compared to a gross profit of $23.8 million for the fourth quarter of 2017. Non-GAAP gross profit for the fourth quarter of 2018 was $24.8 million, representing a non-GAAP gross margin of 61%, compared to a non-GAAP gross profit of $24.5 million for the fourth quarter of 2017. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $2.5 million for the fourth quarter of 2018, compared to a loss from operations of $1.3 million for the fourth quarter of 2017. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $237,000 for the fourth quarter of 2018, compared to non-GAAP operating income of $1.3 million during the fourth quarter of 2017.

•

Net loss was $2.6 million, or $0.07 per diluted share, for the fourth quarter of 2018. This compares to a net loss of $1.4 million, or $0.04 per diluted share, for the fourth quarter of 2017. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $147,000 for the fourth quarter of 2018, or $0.00 per diluted share, compared to non-GAAP net income of $1.3 million for the fourth quarter of 2017, or $0.04 per diluted share.

•

Adjusted EBITDA was $1.4 million for the fourth quarter of 2018, compared to adjusted EBITDA of $2.3 million for the fourth quarter of 2017. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $2.8 million for the fourth quarter for 2018, compared to $5.2 million for the fourth quarter of 2017.

•

Free cash flow was $2.1 million after the company invested $682,000 in capital expenditures and capitalization of internal-use software during the fourth quarter of 2018. Free cash flow was $4.2 million for the fourth quarter of 2017.

•	Cash and cash equivalents were $29.3 million as of December 31, 2018 compared $26.9 million at September 30, 2018.

Full Year 2018 Financial Highlights:

•

Revenue for the full year 2018 was $164.8 million, an increase of 6% compared to $155.9 million for 2017. Subscription and support revenue for 2018 was $150.9 million, an increase of 5% compared to $143.2 million for 2017.

•

Gross profit was $98.2 million for 2018, representing a gross margin of 60%, compared to $91.3 million for 2017. Non-GAAP gross profit was $100.6 million for 2018, representing a non-GAAP gross margin of 61%, compared to $94.0 million for 2017. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $13.1 million for 2018, compared to a loss from operations of $19.7 million for 2017. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expense, was $2.2 million for 2018, compared to non-GAAP loss from operations of $9.0 million for 2017.

•

Net loss was $14.0 million, or $0.39 per diluted share, for 2018. This compares to a net loss of $19.5 million, or $0.57 per diluted share, for 2017. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expense, was $3.1 million for 2018, or $0.09 per diluted share, compared to non-GAAP net loss of $8.8 million for 2017, or $0.26 per diluted share.

•

Adjusted EBITDA was $2.3 million for 2018, compared to an adjusted EBITDA loss of $4.5 million for 2017. Adjusted EBITDA excludes stock-based compensation expense, executive severance, merger-related expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $2.6 million for 2018, compared to cash flow used in operations of $6.4 million for 2017.

•

Free cash flow was negative $2.0 million after the company invested $4.5 million in capital expenditures and capitalization of internal-use software during 2018. Free cash flow was negative $10.6 million for 2017.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $75,000 in the fourth quarter of 2018, excluding starter customers who had average annualized revenue of $4,500 per customer. This compares to $73,000 in the comparable period in 2017.

•	Recurring dollar retention rate was 104% in the fourth quarter of 2018, which was well above our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,783 customers, of which 2,226 were premium.

•

New customers and customers who expanded their relationship during the fourth quarter include: HOOQ, McCormick and Co., Reelz, Adobe, AMC Entertainment, Forbes Media, MVMNT TV, Ascension Health, Bibel TV, TaTatu, Rajasthan Patrika Private Limited, DNV GL, among others.

•

Brightcove was named, for a second consecutive time, a Leader in Gartner’s Magic Quadrant for Enterprise Video Content Management. Brightcove was positioned highest on the ability to execute axis within the entire Magic Quadrant.

•

Rick Hanson joined Brightcove as Chief Revenue Officer, a new role for the company. Hanson will oversee the global sales organization including all customer facing direct sales, channel sales, and professional services organizations. He joins the company after previous sales management roles at CA Technologies, HP, RSA and Skyport Systems.

Business Outlook

Based on information as of today, February 13, 2019, the Company is issuing the following financial guidance. Please note that this guidance does not incorporate the recently announced signing of a purchase agreement for the Ooyala OVP business, which we expect to close in the first half of 2019.

First Quarter 2019:

•	Revenue is expected to be in the range of $40.0 million to $40.5 million, including approximately $2.7 million of professional services revenue.

•

Non-GAAP loss from operations is expected to be in the range of $900,000 to $1.4 million, which excludes stock-based compensation of approximately $1.6 million and the amortization of acquired intangible assets of approximately $400,000.

•

Adjusted EBITDA is expected to be in the range of an Adjusted EBITDA loss of $200,000 to generating Adjusted EBITDA of $300,000, which excludes stock-based compensation of approximately $1.6 million, the amortization of acquired intangible assets of approximately $400,000, depreciation expense of approximately $1.2 million and other income/expense and the provision for income taxes of approximately $300,000.

•

Non-GAAP net loss per diluted share is expected to be $0.03 to $0.05, which excludes stock-based compensation of approximately $1.6 million and the amortization of acquired intangible assets of approximately $400,000, and assumes approximately 36.7 million weighted-average shares outstanding.

Full Year 2019:

•	Revenue is expected to be in the range of $168.0 million to $172.0 million, including approximately $11.1 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of breakeven to $3.0 million, which excludes stock-based compensation of approximately $6.9 million and the amortization of acquired intangible assets of approximately $1.6 million.

•

Adjusted EBITDA is expected to be in the range of $5.2 million to $8.2 million, which excludes stock-based compensation of approximately $6.9 million, the amortization of acquired intangible assets of approximately $1.6 million, depreciation expense of approximately $5.2 million and other income/expense and the provision for income taxes of approximately $1.1 million.

•

Non-GAAP net income/loss per diluted share is expected to be a loss of $0.03 to income of $0.05, which excludes stock-based compensation of approximately $6.9 million and the amortization of acquired intangible assets of approximately $1.6 million, and assumes approximately 38.6 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 13, 2019, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13686457. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2019 and full year 2019, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, executive severance, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Executive severance represents severance paid to the former interim CEO of the company as well as former key executives. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$29,306	$26,132
Accounts receivable, net of allowance	23,264	25,236
Prepaid expenses and other current assets	11,936	7,036

Total current assets	64,506	58,404
Property and equipment, net	9,703	9,143
Intangible assets, net	5,919	8,236
Goodwill	50,776	50,776
Deferred tax asset	—	87
Other assets	2,452	969

Total assets	$133,356	$127,615

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,712	$6,142
Accrued expenses	13,746	13,621
Capital lease liability	236	228
Equipment financing	—	26
Deferred revenue	39,846	39,370

Total current liabilities	61,540	59,387
Deferred revenue, net of current portion	146	244
Deferred tax liability	28	—
Other liabilities	1,028	1,228

Total liabilities	62,742	60,859
Stockholders’ equity:
Common stock	37	35
Additional paid-in capital	251,122	238,700
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(952)	(809)
Accumulated deficit	(178,722)	(170,299)

Total stockholders’ equity	70,614	66,756

Total liabilities and stockholders’ equity	$133,356	$127,615

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Subscription and support revenue	$37,765	$36,893	$150,941	$143,159
Professional services and other revenue	3,099	3,208	13,892	12,754
Total revenue	40,864	40,101	164,833	155,913

Cost of revenue: (1) (2)
Cost of subscription and support revenue	13,588	12,484	53,311	50,664
Cost of professional services and other revenue	2,889	3,834	13,313	13,954

Total cost of revenue	16,477	16,318	66,624	64,618

Gross profit	24,387	23,783	98,209	91,295

Operating expenses: (1) (2)
Research and development	7,884	7,557	31,716	31,850
Sales and marketing	13,267	12,938	55,775	57,294
General and administrative	5,047	4,619	23,103	21,847
Merger-related	716	—	716	—

Total operating expenses	26,914	25,114	111,310	110,991

Loss from operations	(2,527)	(1,331)	(13,101)	(19,696)
Other income (expense), net	101	24	(326)	547

Net loss before income taxes	(2,426)	(1,307)	(13,427)	(19,149)
Provision for income taxes	191	65	601	370

Net loss	$(2,617)	$(1,372)	$(14,028)	$(19,519)

Net (loss) income per share—basic and diluted
Basic	$(0.07)	$(0.04)	$(0.39)	$(0.57)
Diluted	(0.07)	(0.04)	(0.39)	(0.57)

Weighted-average shares—basic and diluted
Basic	36,532	34,692	35,808	34,376
Diluted	36,532	34,692	35,808	34,376
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$108	$131	$481	$439
Cost of professional services and other revenue	87	62	242	251
Research and development	349	431	1,281	1,563
Sales and marketing	492	797	2,377	2,750
General and administrative	591	528	2,268	2,240
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$254	$508	$1,651	$2,031
Research and development	—	—	—	11
Sales and marketing	167	167	666	692

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2018	2017
Operating activities
Net loss	$(14,028)	$(19,519)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,796	7,257
Stock-based compensation	6,649	7,243
Deferred income taxes	118	38
Provision for reserves on accounts receivable	199	203
Changes in assets and liabilities:
Accounts receivable	2,791	(3,811)
Prepaid expenses and other current assets	294	(1,484)
Other assets	(536)	56
Accounts payable	1,197	1,758
Accrued expenses	326	(2,930)
Deferred revenue	(1,256)	4,748

Net cash provided by (used in) operating activities	2,550	(6,441)

Investing activities
Purchases of property and equipment, net of returns	(1,538)	(1,102)
Capitalization of internal-use software costs	(2,993)	(3,010)

Net cash used in investing activities	(4,531)	(4,112)

Financing activities
Proceeds from exercise of stock options	5,757	520
Payments of withholding tax on RSU vesting	(170)	(268)
Payments on equipment financing	(26)	(307)
Payments under capital lease obligation	(311)	(489)

Net cash provided by (used in) financing activities	5,250	(544)

Effect of exchange rate changes on cash and cash equivalents	(95)	416

Net increase (decrease) in cash and cash equivalents	3,174	(10,681)
Cash and cash equivalents at beginning of period	26,132	36,813

Cash and cash equivalents at end of period	$29,306	$26,132

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GROSS PROFIT:
GAAP gross profit	$24,387	$23,783	$98,209	$91,295
Stock-based compensation expense	195	193	723	690
Amortization of acquired intangible assets	254	508	1,651	2,031

Non-GAAP gross profit	$24,836	$24,484	$100,583	$94,016

LOSS FROM OPERATIONS:
GAAP loss from operations	$(2,527)	$(1,331)	$(13,101)	$(19,696)
Stock-based compensation expense	1,627	1,949	6,649	7,243
Amortization of acquired intangible assets	421	675	2,317	2,734
Executive severance	—	—	1,199	700
Merger-related	716	—	716	—

Non-GAAP income (loss) from operations	$237	$1,293	$(2,220)	$(9,019)

NET LOSS:
GAAP net loss	$(2,617)	$(1,372)	$(14,028)	$(19,519)
Stock-based compensation expense	1,627	1,949	6,649	7,243
Amortization of acquired intangible assets	421	675	2,317	2,734
Executive severance	—	—	1,199	700
Merger-related	716	—	716	—

Non-GAAP net income (loss)	$147	$1,252	$(3,147)	$(8,842)

GAAP diluted net loss per share	$(0.07)	$(0.04)	$(0.39)	$(0.57)

Non-GAAP diluted net income (loss) per share	$0.00	$0.04	$(0.09)	$(0.26)

Shares used in computing GAAP diluted net loss per share	36,532	34,692	35,808	34,376
Shares used in computing Non-GAAP diluted net income (loss) per share	37,421	35,525	35,808	34,376

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net loss	$(2,617)	$(1,372)	$(14,028)	$(19,519)
Other expense, net	(101)	(24)	326	(547)
Provision for income taxes	191	65	601	370
Depreciation and amortization	1,632	1,650	6,796	7,257
Stock-based compensation expense	1,627	1,949	6,649	7,243
Executive severance	—	—	1,199	700
Merger-related	716	—	716	—

Adjusted EBITDA	$1,448	$2,268	$2,259	$(4,496)